Exhibit 99.1

KEARNY FINANCIAL CORP.

ANNOUNCES STOCK OFFERING RESULTS AND

EXPECTED CLOSING DATE

Fairfield, New Jersey, May 14, 2015 — Kearny Financial Corp. (“Kearny-Federal”) (NasdaqGS: KRNY), the holding company for Kearny Bank (the “Bank”), announced today that it has received all required regulatory approvals for the company’s conversion from the mutual holding company to the stock holding company form of organization, and subject to customary closing conditions, the closing of the conversion and related offering is expected to occur at the close of business on Monday, May 18, 2015.

Kearny-Federal also announced the results of the stock offering of Kearny Financial Corp., a newly formed Maryland corporation (“New Kearny”), the proposed successor stock holding company for the Bank. A total of 71,750,000 shares of common stock are expected to be sold in the subscription and community offerings at a price of $10.00 per share, just above the midpoint of the offering range. As part of the conversion, each existing share of Kearny-Federal common stock held by current public shareholders will be converted into the right to receive 1.3804 shares of New Kearny common stock. Cash will be issued in lieu of fractional shares based on the offering price of $10.00 per share.

The offering was oversubscribed in the community offering; accordingly, shares will be allocated in accordance with the terms of the Plan of Conversion and Reorganization (the “Plan”), as described in the prospectus. Eligible depositors and borrowers of the Bank (i.e., those depositors having a qualifying deposit as of July 31, 2013, December 31, 2014 or March 9, 2015 and those borrowers of Kearny Bank as of January 18, 1995 or Atlas Bank as of February 17, 2010 whose borrowings remained outstanding as of March 9, 2015) who subscribed for shares in the subscription offering will have all valid orders filled in full. The Bank’s employee stock ownership plan will also have its order filled in full, and will purchase 3,612,500 shares in the offering. Natural persons residing in the New Jersey Counties of Bergen, Essex, Hudson, Middlesex, Monmouth, Morris, Ocean, Passaic and Union, and the New York Counties of Kings and Richmond, placing orders in the community offering were granted a first preference under the Plan and will have all valid orders filled in full. Kearny-Federal’s public stockholders as of March 13, 2015 who placed orders in the community offering were granted a second preference under the Plan and will have all valid orders filled in accordance with the allocation procedures set forth in the Plan, which will result in some orders being only partially filled. All other orders received in the community offering will not be filled.

Persons wishing to confirm their allocations may contact the stock information center at (844) 559-3899. The stock information center will be open for this purpose weekdays from 10:00 a.m. until 4:00 p.m., Eastern Time, beginning Thursday, May 14, 2015.

In connection with the closing of the conversion, New Kearny will also contribute to the KearnyBank Foundation 500,000 shares of New Kearny common stock and $5.0 million in cash. Approximately 93,529,444 shares of New Kearny common stock will be outstanding after the completion of the conversion, before taking into account adjustments for fractional shares.

Kearny-Federal’s stock is expected to cease trading at the close of business on May 18, 2015. New Kearny’s common stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “KRNY” beginning on May 19, 2015.

Direct Registration System (“DRS”) statements for shares purchased in the subscription and community offerings, interest checks and refund checks for any persons not receiving all shares ordered are expected to be mailed on or about May 19, 2015. Existing Kearny-Federal shareholders holding shares in street name will receive shares of New Kearny common stock within their accounts. Shareholders holding shares in certificated form will be mailed a letter of transmittal on or about May 19, 2015 containing instructions as to how to exchange their shares. Shareholders will receive a DRS statement and cash in lieu of fractional shares after returning their Kearny-Federal stock certificates and a properly completed letter of transmittal to New Kearny’s transfer agent.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank. Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At March 31, 2015, Kearny Financial Corp. had approximately $3.71 billion in total assets.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, the possibility of unforeseen delays in the delivery of direct registration statements or checks related to the offering and/or delays in the opening of trading due to market disruptions or exchange-related operational issues.